Exhibit 5.1

January 5, 2021

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913

Re: Form S-3

Ladies and Gentlemen:
We have acted as your special counsel in connection with the Registration Statement on Form S-3 and the related Preliminary Prospectus filed on January 5, 2021 by NeoGenomics, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the registration of an aggregate of $250,000,000 principal amount of the Company’s Convertible Senior Notes due 2028 (the “Initial Securities”) which may be sold as set forth in the Preliminary Prospectus and (ii) the grant by the Company of the option to purchase, solely to cover over-allotments, all or any part of up to an additional $37,500,000 principal amount of the Company’s Convertible Senior Notes due 2028 (the “Option Securities”, collectively with the Initial Securities, the “Securities”). The Securities are to be issued pursuant to an indenture, as described in the Registration Statement (the “Indenture”). The Common Stock, par value $0.001 per share, of the Company is referred to as the “Common Stock”. The Securities may be convertible into cash, shares of Common Stock (the “Underlying Shares”), or a combination of cash and Underlying Shares at the option of Company, as set forth in the Indenture. Capitalized terms used in this letter which are not otherwise defined shall have the meanings given to such terms in the Registration Statement or the Preliminary Prospectus.
You have requested our opinion as to the matters set forth below in connection with the Registration Statement and Preliminary Prospectus. For purposes of rendering this opinion, we have examined the Registration Statement, the Preliminary Prospectus, the Indenture, the form of the Securities, the Company’s articles of incorporation, as amended (the “Articles”), and the Company’s bylaws, as amended (together with the Articles, the “Company’s Organizational Documents”), and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon certificates made by officers of the
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Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed the genuineness of signatures on the documents we have examined, the legal capacity and authority of the persons signing the documents we have examined, the truth and accuracy of all representations and warranties, that the issuance and sale of the Securities from time to time will be duly authorized and established by proper action of the Company, that the Registration Statement and Preliminary Prospectus have become effective and have been properly filed, the conformity to authentic documents of all documents submitted to us as copies, that all parties to the Indenture have or will comply with their obligations under such agreement, including, without limitation, making the required payment for the Securities, and that the Company will have sufficient authorized and unissued shares of common stock available with respect to the Underlying Shares. We have not verified any of these assumptions.
This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any federal or state securities laws.
Based upon and subject to the foregoing, it is our opinion that (i) the Securities are duly authorized for issuance by the Company and, when issued and paid for as described in the Registration Statement, the Preliminary Prospectus and the Indenture, will be validly issued, fully paid, and nonassessable and (ii) the Underlying Shares are duly authorized for issuance by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Preliminary Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations under such act.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.

Snell & Wilmer is a member of LEX MUNDI, The Leading Association of Independent Law Firms.